Delaware
                                    --------
                                The First State







I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED I S A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "GLOBAL REAL ESTATE FUND OF FUNDS I - A , L.P.", FILED IN THIS OFFICE ON THE SECOND DAY OF MAY, A.D. 2007, AT 11:30 O'CLOCK A.M.








                                              /s/ Harriet Smith Windsor
                                             ----------------------------
                                       Harriet Smith Windsor, Secretary of State

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                   GLOBAL REAL ESTATE FUND OF FUNDS I-A, L.P.

         The undersigned, being the general partner bf Global Real Estate Fund of Funds I-A, Lap.a, nd desiring to form a limited partnership pursuant to the laws of the State of Delaware, certifies as follows:

         1. The name of the Limited Partnership is Global Real Estate Fund of Funds I-A, L.P.

         2. The address of its registered office in the State of Delaware is c/o Corporation Service Company, 271 1 Centerville Road, Suite 400, Wilmington, Delaware 19808,

         3. The name and address of its registered agent is Corporation Service Company, 271 1 Centerville Road, Suite 400, Wilmington, Delaware I B808.

         4. The name and address of its General Partner is GREFOF GP I-A, LLC, 518 Seventeenth Street, Suite 1200, Denver, Colorado 80202.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Global Real Estate Fund of Funds I-A, L.P. on this 1st day of May, 2007.

                             Global Real Estate Fund of Funds I-A, L.P.



                             By: GREFOF GP I-A, LLC, as
                                    General Partner



                             By: /s/ Howard J. Margolis
                                 -----------------------------
                             Name:  Howard J. Margolis
                             Title: Authorized Person